UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2005

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia, 30346
(Address of principal executive offices)

Registrant’s telephone number, including area code:    770-206-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 25, 2005, Liberty Acquisition, Inc. (“Liberty”), a wholly owned subsidiary of CompuCredit Corporation, entered into a Stock Purchase Agreement with CardWorks, L.P., pursuant to which Liberty would acquire all of the issued and outstanding shares of capital stock of CardWorks, Inc., a privately held issuer and third-party servicer of consumer credit cards through its subsidiaries Merrick Bank Corporation, a Utah industrial loan bank, and Cardholder Management Services, LLC.  The purchase price to be paid for the shares is $270 million in cash.  The acquisition is subject to customary closing conditions, including the receipt of regulatory approvals, and is expected to be completed late in the fourth quarter of 2005 or early 2006.  Copies of the Stock Purchase Agreement and the press release announcing this acquisition are filed herewith.

Item 9.01               Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits

Exhibit 2.1	Stock Purchase Agreement, dated as of September 25, 2005, by and between CardWorks, L.P. and Liberty Acquisition, Inc.

Exhibit 99.1	Press Release issued September 29, 2005 regarding acquisition of CardWorks, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: September 29, 2005	By:	/s/ J.Paul Whitehead, III
J.Paul Whitehead, III
Chief Financial Officer

EXHIBIT INDEX

Form 8-K

September 29, 2005

Filed
Exhibit No.	Description	Herewith	By Reference
2.1	Stock Purchase Agreement	☒
99.1	Press Release issued September 29, 2005.	☒